EXHIBIT 10.34

                Amendment to Purchase and Sale Agreement between
                  PDH Associates LLC and CNL Hospitality Corp.
                   relating to the Courtyard Palm Desert and
                         the Residence Inn Palm Desert

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                    PALM DESERT COURTYARD AND RESIDENCE INN
                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Amendment") is made and entered into as of this 17th day of March, 2000, by and between PDH Associates LLC, a Utah limited liability company ("Seller"), and CNL Hospitality Corp., a Florida corporation or assigns ("Buyer").

                                    RECITALS

         WHEREAS, Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of the 19th day of January, 2000 with an Effective Date of January 25, 2000 (the "Agreement"); and

         WHEREAS, by letter agreement dated March 9, 2000 the Buyer and Seller amended the Agreement to extend the Due Diligence Period until March 17, 2000 (the letter agreement shall together with the Agreement be called the "Agreement").

         WHEREAS, Buyer and Seller desire to amend said Agreement.

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Buyer and Seller acknowledge and agree that the foregoing recitals are true and correct and confirm and agree that the Agreement remains in full force and effect except as modified herein. All capitalized terms used but not defined herein shall have the meaning as set forth in the Agreement.

         2. This Amendment shall be effective as of the date upon which the last of Seller and Buyer executes this Amendment (the "Amendment Date").

         3. The first paragraph of Article 2 of the Agreement shall be amended and restated as follows:

                           "The purchase price  ("Purchase  Price") which Seller
                  agrees to accept and Buyer agrees to pay for the Property is Thirty Million Two Hundred Fifty Thousand and No/100 Dollars ($30,250,000.00)."

         4. Additional Earnest Money Deposit. Within two (2) business days after the Amendment Date Buyer shall deposit with Escrow Holder an additional earnest money deposit in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). Said additional earnest money deposit, together with all interest accrued thereon, shall constitute part of the Deposit, as defined in Section 2.1 of the Agreement, and shall be held and distributed by Escrow Holder as provided therein. Upon its execution of this Amendment, Escrow Holder agrees to provide Buyer and Seller written notice of the same, which notice shall include a copy of the signature pages hereof. Said notice is to be given by facsimile pursuant to Section 14 of the Agreement.

         5. Section 3.1 of the Agreement is hereby amended and restated as follows:

                           "Section 3.1 Due Diligence Period; Termination. Buyer
                  acknowledges that Buyer has completed its market analysis of the underlying economic value of the Property to support the Purchase Price, and the same are acceptable to Buyer. Buyer shall have from the Effective Date until May 2, 2000 (the "Due Diligence Period") to inspect the Property, attempt to secure an operating tenant, and to investigate any other aspects of the proposed transaction that Buyer may elect. Buyer shall at any and all times during the Due Diligence Period have the right in its sole and absolute discretion to terminate this Agreement and receive the return of the Deposit. If Buyer decides, in its sole discretion, not to terminate the Agreement pursuant to this Article 3, it shall so advise Seller in writing prior to the expiration of the Due Diligence Period. If Buyer fails to deliver such written notice, then this Agreement shall automatically terminate, the Deposit shall be returned to Buyer, the parties shall share equally the customary escrow cancellation fees, if any, of Escrow Holder, and neither party shall have any further obligations under this Agreement to the other except pursuant to any provision of this Agreement which expressly survives the termination of this Agreement. If Buyer terminates or is deemed to have terminated this Agreement prior to Closing under any provision of this Agreement, Buyer shall deliver promptly to Seller copies of all reports requested by Seller that have been prepared for Buyer by any third parties relating to the condition of the Property (provided that Seller shall reimburse Buyer for one-half of the cost of such requested reports), and Buyer shall return to Seller all of the documents and information provided to Buyer pursuant to
                  Section 3.2. Buyer agrees that all of the documents and information provided by Seller to Buyer in connection with Buyer's due diligence inspection of the Property shall be used by Buyer solely to determine its interest in the purchase of the Property (including Buyer's attempt to secure potential investors, potential financing and an operating tenant ("Buyer's Tenant") for the Hotels), and for no other purpose to Seller's detriment. Buyer's obligations set forth in the two foregoing sentences shall survive the termination of this Agreement."

         6. Section 3.4 of the Agreement is hereby amended and restated as follows:

                           "Section 3.4  Intentionally omitted."

         7. Section 4.2 is hereby amended and restated as follows:

                           "As promptly as reasonably possible, but in any event
                  within twenty (20) days after the Amendment Date, Seller shall, at Seller's expense, obtain and deliver to Buyer a current "as-built" survey for the Property (the "Updated Survey") with the seal and signature thereon of an engineer or surveyor registered in the State of California, which survey shall (a) include and show the metes and bounds description of all parcels comprising the Premises, (b) indicate that all parcels comprising the Premises are contiguous, (c) be certified to Seller, Buyer and the Title Company, (d) show the location and dimension together with recording information of all easements which encumber or are appurtenant to the Premises, and whether the same are encroached upon by the Improvements or shall interfere with the use of, or access to, the Premises and the Improvements thereon, or cross the property of others in the absence of properly recorded easements therefor, (e) show the location and dimension of the Improvements (including the location and number of any parking spaces), (f) indicate whether there exists any violation of height and building restrictions and setback and parking requirements, (g) be accompanied by a certificate from the Surveyor substantially in the form attached as Exhibit "C" hereto (or as otherwise reasonably acceptable to Buyer), (h) comply with ALTA standards, and (i) be dated not earlier than the Effective Date. As promptly as reasonably possible, but in any event within twenty (20) days after the Effective Date, Buyer shall obtain at Seller's expense a commitment (the "Title Commitment") for an ALTA Owner's Title Insurance Policy showing title to the real property in Seller, dated not earlier than the Effective Date and proposing to insure Buyer in the amount of the Purchase Price, issued by the Title Company or another title insurance company reasonably acceptable to Buyer. If the Title Commitment or Updated Survey discloses matters which are not permitted pursuant to Section
                  4.1 and/or to which Buyer objects, Buyer shall give written notice specifying such objections to Seller within thirty (30) days after its receipt of the last of the Title Commitment, copies of all of the underlying title documents, and the Updated Survey. Buyer's failure to give a notice of objection within such thirty (30) day period shall be conclusively deemed to constitute approval of the Title Commitment and Updated Survey by Buyer. Seller shall have thirty (30) days after the date of receipt of Buyer's written notice to remove any such matters from title or the Updated Survey, as the case may be, or to have the Title Company waive such matters or commit to insure for the full amount of the policy against loss or damage that may be occasioned by such matters; provided, however, that except with respect to monetary liens or encumbrances, Seller shall be under no obligation to do so. If Seller (in its sole discretion) elects not to have such matters removed, waived or committed to be insured over within such thirty (30) day period, Seller shall so notify Buyer, and Buyer may (i) terminate this Agreement upon written notice given to Seller within five (5) business days after Buyer's receipt of such notice from Seller, or (ii) elect, by written notice given to Seller within five (5) business days after Buyer's receipt of such notice from Seller, to take title to the Property as it then is without any set-off or deduction of any kind against the Purchase Price. If Seller does not receive written notice of Buyer's election to terminate this Agreement within five (5) days after Buyer's receipt of such notice from Seller, then Buyer shall be conclusively presumed to have elected to take title as it then is, as provided above. If this Agreement is terminated by Buyer as provided above in this Section 4.2, then Escrow Holder shall return the Deposit to Buyer, Seller shall pay any cancellation fees of Escrow Holder, and neither party shall have any further obligations hereunder to the other except pursuant to any provision hereof which expressly survives the termination of this Agreement. In the event that Seller elects, in its sole discretion, to cure any title or survey matter to which Buyer has objected, then the parties agree to postpone the expiration of the Due Diligence Period and Closing Date for a reasonable period, not to exceed thirty (30) days, if required to enable Seller to complete the cure of such matter."

         8. The second sentence of Section 4.3(a) of the Agreement is hereby amended and restated as follows:

                           "Within five (5) business  days of its receipt of the
                  Survey, Buyer shall notify Seller whether it approves or disapproves the respective forms of the Mutual Easement Agreement and the Restaurant CC&Rs which have been delivered to Buyer as of the date of this Amendment."

         9. Section 5.7 of the Agreement is hereby amended and restated as follows:

                           "Section  5.7  Operating  Statements.   Seller  shall
                  continue to prepare monthly operating statements for the Hotels through the Closing Date, and shall promptly deliver to Buyer true, correct and complete copies of all such operating statements prepared after the Effective Date. Within five (5) days of the Amendment Date, Seller shall prepare and deliver to Buyer unaudited Balance Sheets and Profit and Loss Statements with respect to Seller and each of the Hotels, for the year ending December 31, 1999."

         10. Section 5.12 of the Agreement is hereby amended and restated as follows:

                           "Section  5.12  Liquor  License.  Buyer  shall  cause
                  Buyer's Tenant to submit an application (the "Application") to the California Department of Alcoholic Beverage Control for the transfer of Seller's liquor license for the Premises to Buyer's Tenant on or before April 15, 2000; provided, however, that Buyer's duties under this Section 5.12 are contingent on the satisfaction by Seller of all conditions precedent to the submission of the Application which are within the control of Seller. Buyer agrees to pay to Seller liquidated damages of Two Thousand and No/100 Dollars ($2,000.00) per day for each day that the Closing Date is extended pursuant to Section 6.3 solely as a result of Tenant's failure to submit the
                  Application by April 15, 2000. In no event shall the total liquidated damages paid pursuant to this Section 5.12 exceed the product of Two Thousand and No/100 Dollars ($2,000.00)
                  multiplied by the number of days after April 15, 2000 that Buyer's Tenant submits the Application. The parties agree that the amount of liquidated damages established by this Section
                  5.12 is a reasonable estimate under the circumstances existing on the Amendment Date of what Seller's damages would be in the event of Buyer's failure to perform in a timely fashion hereunder. Seller's sole and exclusive remedy for failure of Buyer's Tenant to submit the Application by April 15, 2000 shall be the right to liquidated damages as provided in this
                  Section 5.12."

         11. Section 6.1(p) of the Agreement is amended and restated as follows:

                           "6.1(p)   Within  thirty  (30)  days   following  the
                  Amendment Date (or any longer period as may be mutually agreed by the parties), Buyer and Seller shall have agreed upon the form of all closing documents (as provided in Section 9.3)."

         12. Section 6.2(f) of the Agreement is hereby amended and restated as follows:

                           "6.2(f)   Within  thirty  (30)  days   following  the
                  Amendment Date (or any longer period as may be mutually agreed by the parties), Buyer and Seller shall have agreed upon the form of all closing documents (as provided in Section 9.3)."

         13. The first three sentences of Section 6.3 of the Agreement are hereby deleted and the following is inserted in place thereof:

                           "In the event that any of the conditions set forth in
                  Section 6.1 shall not have occurred prior to (or shall not occur simultaneously with) the scheduled Closing Date, then upon Buyer's request and subject to Seller's written approval, which approval shall not be unreasonably withheld, the Closing shall be delayed for a reasonable period, but in no event exceeding thirty (30) days beyond the scheduled Closing Date, to allow such condition to occur. In the event that any of the conditions set forth in Section 6.2 shall not have occurred prior to (or shall not occur simultaneously with) the scheduled Closing Date, then upon Seller's request and subject to Buyer's written approval, which approval shall not be unreasonably withheld, the Closing shall be delayed for a reasonable period, in no event exceeding thirty (30) days beyond the scheduled Closing Date, to allow such condition to occur."

         14. The second sentence of Article 7 of the Agreement is hereby amended and restated as follows:

                           "The Closing  shall occur at 9:00 a.m.  Mountain Time
                  on June 1, 2000 (the "Closing Date"), subject to extension as specifically provided for hereunder, at the offices of the Title Company in Palm Desert, California or at such earlier or later date or other place and/or time as may be mutually agreed upon in writing by both Seller and Buyer, unless the Closing Date is postponed as expressly provided in this Agreement."

         15. Section 8.4 of the Agreement is hereby amended and restated as follows:

                           "Section 8.4 Tax Allocations. Prior to the expiration
                  of the Due Diligence Period (or such longer period as the parties may mutually agree), Buyer and Seller will agree upon the allocation of the Purchase Price for tax purposes."

         16. Section 9.3 of the Agreement is hereby amended and restated as follows:

                           "Section 9.3 Closing  Documents.  Within  thirty (30)
                  days following the Amendment Date Buyer and Seller shall agree upon the form of Closing Documents described in Sections 6.1 and 6.2."

         17. This Amendment may be executed in any number of counterparts,  each
of  which,  when  executed  and  delivered,   shall  be  an  original,  but  all
counterparts shall together constitute one and the same original.

         18.  Other  than  as  specifically   modified  herein,  the  terms  and
provisions of the Agreement shall remain unchanged.

BUYER:                                        SELLER:
CNL HOSPITALITY CORP.,                        PDH ASSOCIATES LLC,
a Florida corporation                         a Utah limited liability company
                                              By:  Cirque Property L.C.,
                                                   its Managing Member
By:  /s/ C. Brian Strickland
     -------------------------------
         C. Brian Strickland                  By:  /s/ J. Gregory Hale
         Senior Vice President of                  -----------------------------
         Finance and Administration                    J. Gregory Hale
                                                       Managing Member

Date:    March 21, 2000                       Date:   March 17, 2000
     --------------------------------              -----------------------------




FIRST AMERICAN TITLE INSURANCE COMPANY


By:  /s/ Sylvia Romero
     --------------------------
Print Name:  Sylvia Romero
Title:  Houston National Accts.

Date:    March 21, 2000